                                                                [HONEYWELL LOGO]


News Release                                                          Exhibit 99

Contact:
Media                                                Investors
Michael Holland                                      Dan Gallagher
973-455-2728                                         973-455-2222
michael.holland@honeywell.com                        dan.gallagher@honeywell.com


HONEYWELL'S THIRD-QUARTER EARNINGS PER SHARE
40 CENTS; CASH FROM OPERATIONS $670 MILLION

o   Revenues of $5.8 billion, up 3.6% vs. 2002
o   Record third-quarter free cash flow of $539 million
o   Revenues increase in three of Honeywell's four operating segments
o   Defense & Space and Turbochargers deliver double-digit revenue growth

         MORRIS TOWNSHIP, N.J., October 16, 2003 -- Honeywell (NYSE: HON) today announced third-quarter earnings per share of 40 cents, in line with prior earnings guidance. The results are 10 cents below the same period last year, primarily due to higher pension expense, including the effect of dilution from the prior year's contribution of shares to the company's pension plans. Revenues of $5.8 billion were up 3.6% from the previous year, driven primarily by favorable foreign currency translation. Year-to-date cash flow from operations reached $1.7 billion and year-to-date free cash flow (cash flow from operations less capital expenditures) reached $1.3 billion.

         "We delivered another solid quarter, with revenues and earnings on target and record free cash flow, despite difficult market conditions," said Honeywell Chairman and Chief Executive Officer Dave Cote. "We had revenue increases in three of our four operating segments, and our Defense & Space and Turbochargers businesses, which represent about a quarter of our portfolio, posted double-digit revenue growth. These results demonstrate that our management teams and employees around the globe are focused on creating a stronger, more growth-focused Honeywell."

         Net income was $344 million for the quarter. Free cash flow of $539 million was positively impacted by inventory reductions, lower capital expenditures relative to depreciation expense and favorable cash tax payments. Total debt minus cash and cash equivalents resulted in net debt of $2.3 billion, or 19% of net capital, versus 22% at the end of the second quarter. Net capital is defined as shareowners' equity plus net debt.



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2-results


         "We continue to demonstrate technological leadership across the portfolio," Mr. Cote said. "Our Aerospace business was selected to develop integrated software for the U.S. Army's Future Combat System program, and received its first Federal Aviation Administration approval for the Primus Epic[SYMBOL] integrated cockpit. In Automation and Control Solutions (ACS), Experion PKS'TM' process control system was recognized by START magazine and Microsoft with a Vision Award for innovation. Our Turbocharger business delivered another quarter of impressive growth in all geographic regions and successfully completed development of its third-generation Variable Nozzle Turbocharger.

         "We also continued steady progress on rationalizing the Specialty Materials portfolio by completing the sale of two non-core businesses."

                                    * * * * *

Third-Quarter Segment Highlights

Aerospace

o Revenues were up 1.1% compared with the third quarter of 2002, as a result of strong sales in Defense & Space, which offset declines in Commercial Aerospace.

o Segment margins were 13.6%, down from 15.3% a year ago, due primarily to higher pension costs and commercial aftermarket sales mix.

o The company was selected by Boeing Co. and Science Applications International Corp. to develop integrated software for the U.S. Army's Future Combat System program. Estimated value of the contracts could be more than $200 million during the program development phase.

o Aerospace's Primus Epic[SYMBOL] integrated avionics system received its first Federal Aviation Administration approval for Gulfstream's G550 ultra-long-range business jet.

Automation and Control Solutions

o Revenues were up 8.6% compared with the third quarter of 2002, due to acquisitions and favorable foreign currency translation.

o Segment margins were 10.9%, compared with 13.5% in the third quarter of 2002, driven by pricing, higher pension costs, Building Solutions' sales mix and increased research and development and other expenses.

o ACS' Process Solutions business received a 2003 Technology & Business Award from START Magazine and Microsoft for Experion PKS[SYMBOL], the company's process control system.

o The Honeywell Round[SYMBOL] thermostat celebrated its 50th anniversary during the third quarter. The Round[SYMBOL], part of a Smithsonian Institution collection of pioneering designs, has sold 85 million units since 1953.


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3-results


Specialty Materials

o Revenues were down 2.5%, compared with the third quarter of 2002, due to the disposition of Advanced Circuits and Metglas, partially offset by favorable foreign currency translation.

o Segment margins were (1.0%), compared with 1.3% in the prior year, due to higher pension costs, plant disruptions and raw materials, partially offset by divestitures and cost actions.

o Specialty Materials completed the sale of its Metglas business to Hitachi Metals, Ltd and its European textile operations to Glaeser Textile.

Transportation Systems

o Revenues increased 8.2%, compared with the third quarter of 2002, driven by continued strong growth in turbochargers and favorable foreign currency translation.

o Turbocharger sales were up 16% and continued to be strong in all regions as Europe increased 17%, Americas 12% and Asia 7%.

o Segment margins were 10.3%, compared with 11.2% a year ago, primarily reflecting higher pension costs and lower volume and unfavorable mix in Friction Materials, partially offset by margin expansion in Turbochargers.

o Our Turbocharger business successfully completed development of its third-generation Variable Nozzle Turbocharger to maintain its leadership in the diesel car segment. Also, the Shanghai manufacturing facility produced its one-millionth turbocharger during the quarter.

         Honeywell will discuss its results during its investor webcast at 8:30 am ET today. The webcast and related presentation materials will be available at www.honeywell.com/investor.

                                   * * * * *

         Honeywell is a $22 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; turbochargers; automotive products; specialty chemicals; fibers; and electronic and advanced materials. Based in Morris Township, N.J., Honeywell is one of 30 stocks that make up the Dow Jones Industrial Average and is a component of the Standard & Poor's 500 Index. Its shares are traded on the New York Stock Exchange under the symbol HON, as well as on the London, Chicago and Pacific Stock Exchanges. For more about Honeywell, visit www.honeywell.com.

--------------------------------------------------------------------------------
This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act.
--------------------------------------------------------------------------------


                                     # # #

4-results


                          Honeywell International Inc.
                Consolidated Statement of Operations (Unaudited)
                     (In millions except per share amounts)

                                                                  Three Months Ended September 30,
                                                                    2003                    2002
                                                                  --------                --------
Net sales                                                         $  5,768                $  5,569
                                                                  --------                --------
Costs, expenses and other
    Cost of goods sold                                               4,509 (A)               4,236
    Selling, general and administrative expenses                       729 (A)                 698
    (Gain) loss on sale of non-strategic businesses                     (9)(B)                 -
    Equity in (income) loss of affiliated companies                     (7)(A)                  (7)
    Other (income) expense                                              11                      (4)
    Interest and other financial charges                                82                      86
                                                                  --------                --------
                                                                     5,315                   5,009
                                                                  --------                --------
Income before taxes                                                    453                     560
Tax expense                                                            109                     148
                                                                  --------                --------
Net income                                                        $    344                $    412
                                                                  ========                ========
Earnings per share of common stock - basic                        $   0.40                $   0.50
                                                                  ========                ========
Earnings per share of common stock - assuming dilution            $   0.40                $   0.50
                                                                  ========                ========
Weighted average number of shares outstanding-basic                    862                     821
                                                                  ========                ========
Weighted average number of shares outstanding -
    assuming dilution                                                  865                     823
                                                                  ========                ========


(A) Cost of goods sold, selling, general and administrative expenses and equity in (income) loss of affiliated companies include provisions of $26, $2 and $2 million, respectively, for legacy environmental matters deemed probable and reasonably estimable in the third quarter of 2003 and net repositioning and other charges. Total net pretax charges were $30 million (after-tax $1 million, with no effect on earnings per share). The after-tax charge includes a tax benefit from a tax settlement related to a prior year asset impairment.

(B) Represents the net pretax gain on the sale of several non-strategic businesses (after-tax loss $3 million, with no effect on earnings per share).



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


5-results


                          Honeywell International Inc.
                Consolidated Statement of Operations (Unaudited)
                     (In millions except per share amounts)


                                                                   Nine Months Ended September 30,
                                                                    2003                    2002
                                                                  --------                --------
Net sales                                                         $ 16,916                $ 16,419
                                                                  --------                --------
Costs, expenses and other
    Cost of goods sold                                              13,263 (A)              12,740 (E)
    Selling, general and administrative expenses                     2,194 (A)               1,975 (E)
    (Gain) loss on sale of non-strategic businesses                    (40)(B)                  41 (F)
    Business impairment charges                                        -                        43 (E)
    Equity in (income) loss of affiliated companies                    (11)(A)                 (17)(E)
    Other (income) expense                                             (16)(C)                 (26)
    Interest and other financial charges                               253                     261
                                                                  --------                --------
                                                                    15,643                  15,017
                                                                  --------                --------
Income before taxes and cumulative effect of accounting change       1,273                   1,402
Tax expense                                                            336                     155
                                                                  --------                --------
Income before cumulative effect of accounting change                   937                   1,247
Cumulative effect of accounting change                                 (20)(D)                 -
                                                                  --------                --------
Net income                                                        $    917                $  1,247
                                                                  ========                ========
Earnings per share of common stock - basic:
    Income before cumulative effect of accounting change          $   1.09                $   1.52
    Cumulative effect of accounting change                           (0.02)(D)                 -
                                                                  --------                --------
    Net income                                                    $   1.07                $   1.52
                                                                  ========                ========
Earnings per share of common stock - assuming dilution:
    Income before cumulative effect of accounting change          $   1.09                $   1.52
    Cumulative effect of accounting change                           (0.02)(D)                 -
                                                                  --------                --------
    Net income                                                    $   1.07                $   1.52
                                                                  ========                ========
Weighted average number of shares outstanding-basic                    860                     819
                                                                  ========                ========
Weighted average number of shares outstanding -
    assuming dilution                                                  861                     822
                                                                  ========                ========

(A) Cost of goods sold, selling, general and administrative expenses and equity in (income) loss of affiliated companies include provisions of $55, $7 and $2 million, respectively, for legacy environmental matters deemed probable and reasonably estimable in 2003 and net repositioning and other charges. Total net pretax charges were $64 million (after-tax $22 million, or $0.03 per share). The after-tax charge includes a tax benefit from a tax settlement related to a prior year asset impairment.

(B) Represents the net pretax gain on the sale of our Engineering Plastics and several other non-strategic businesses (after-tax $6 million, or $0.01 per share). The after-tax gain includes tax benefits associated with prior capital losses.

(C) Includes a gain of $20 million (after-tax $15 million, or $0.02 per share) related to the settlement of a patent infringement lawsuit.

(D) Effective January 1, 2003, we adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS No.
    143). SFAS No. 143 requires recognition of the fair value of obligations associated with the retirement of tangible long-lived assets when there is a legal obligation to incur such costs. This adoption resulted in an after-tax cumulative effect adjustment of expense of $20 million, or $0.02 per share.

(E) Cost of goods sold and selling, general and administrative expenses include provisions of $173 and $4 million, respectively, for net repositioning and other charges. Equity in (income) loss of affiliated companies includes a charge of $13 million principally for severance actions by an investee. Including business impairment charges, total net pretax charges were $233 million (after-tax $162 million, or $0.20 per share).

(F) Represents the net pretax loss on the dispositions of our Bendix Commercial Vehicle Systems, Pharmaceutical Fine Chemicals and Automation and Control's Consumer Products businesses (after-tax gain $177 million, or $0.22 per share). The after-tax gain is due to the higher deductible tax basis than book basis in the shares sold.



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


6-results


                          Honeywell International Inc.
                            Segment Data (Unaudited)
                              (Dollars in millions)


                                                                               Periods Ended September 30,
                                                                        -----------------------------------------
Net Sales                                                                  Three Months           Nine Months
                                                                         2003       2002        2003       2002
                                                                        -------    -------     -------    -------
Aerospace                                                               $ 2,231    $ 2,206     $ 6,454    $ 6,499

Automation and Control Solutions                                          1,875      1,727       5,429      5,094

Specialty Materials                                                         777        797       2,377      2,425

Transportation Systems                                                      885        818       2,650      2,349

Corporate                                                                    -          21           6         52
                                                                        -------    -------     -------    -------

    Total                                                               $ 5,768    $ 5,569     $16,916    $16,419
                                                                        =======    =======     =======    =======



                                                                               Periods Ended September 30,
                                                                        -----------------------------------------
                                                                           Three Months           Nine Months
                                                                         2003       2002        2003       2002
                                                                        -------    -------     -------    -------
Aerospace                                                               $   303    $   338     $   745    $ 1,009

Automation and Control Solutions                                            205        233         567        660

Specialty Materials                                                          (8)        10          30         52

Transportation Systems                                                       91         92         278        269

Corporate                                                                   (33)       (38)        (99)      (109)
                                                                        -------    -------     -------    -------

     Total Segment Profit                                                   558        635       1,521      1,881
Gain (loss) on sale of non-strategic businesses                               9         -           40        (41)
Business impairment charges                                                  -          -           -         (43)
Equity in income of affiliated companies                                      7          7          11         17
Other income (expense)                                                      (11)         4          16         26
Interest and other financial charges                                        (82)       (86)       (253)      (261)
Repositioning, environmental and other charges
     included in cost of goods sold and selling,
     general and administrative expenses                                    (28)        -          (62)      (177)
                                                                        -------    -------     -------    -------
     Income before taxes and cumulative effect
         of accounting change                                           $   453    $   560     $ 1,273    $ 1,402
                                                                        =======    =======     =======    =======



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


7-results


                          Honeywell International Inc.
                     Consolidated Balance Sheet (Unaudited)
                              (Dollars in millions)


                                                                  September 30,        December 31,
                                                                       2003                2002
                                                                  -------------        -----------
ASSETS
Current assets:
    Cash and cash equivalents                                           $ 2,870            $ 2,021
    Accounts, notes and other receivables                                 3,354              3,264
    Inventories                                                           2,930              2,953
    Deferred income taxes                                                 1,424              1,296
    Other current assets                                                    645                661
                                                                        -------            -------
            Total current assets                                         11,223             10,195

Investments and long-term receivables                                       643                624
Property, plant and equipment - net                                       4,168              4,055
Goodwill                                                                  5,712              5,698
Other intangible assets - net                                             1,101              1,074
Insurance recoveries for asbestos related liabilities                     1,253              1,636
Deferred income taxes                                                       321                533
Prepaid pension benefit cost                                              2,767              2,675
Other assets                                                              1,197              1,069
                                                                        -------            -------

            Total assets                                                $28,385            $27,559
                                                                        =======            =======

LIABILITIES & SHAREOWNERS' EQUITY
Current liabilities:
    Accounts payable                                                    $ 2,032            $ 1,912
    Short-term borrowings                                                   149                 60
    Commercial paper                                                        -                  201
    Current maturities of long-term debt                                     52                109
    Accrued liabilities                                                   4,361              4,292
                                                                        -------            -------
            Total current liabilities                                     6,594              6,574

Long-term debt                                                            5,006              4,719
Deferred income taxes                                                       510                419
Postretirement benefit obligations other than pensions                    1,684              1,684
Asbestos related liabilities                                              2,217              2,700
Other liabilities                                                         2,490              2,538
Shareowners' equity                                                       9,884              8,925
                                                                        -------            -------
            Total liabilities and shareowners' equity                   $28,385            $27,559
                                                                        =======            =======


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


8-results


                                  Honeywell International Inc.
                         Consolidated Statement of Cash Flows (Unaudited)
                                      (Dollars in millions)


                                                                        Three Months Ended     Nine Months Ended
                                                                           September 30,          September 30,
                                                                         2003       2002        2003       2002
                                                                        -------    -------     -------    -------
     Cash flows from operating activities:
         Net income                                                     $   344    $   412     $   917    $ 1,247
         Adjustments to reconcile net income to net cash provided
         by operating activities:
             Cumulative effect of accounting change                           -          -          31          -
             (Gain) loss on sale of non-strategic businesses                 (9)         -         (40)        41
             Repositioning and other charges                                 30          -          64        190
             Litton settlement payment, net of tax refund                     -       (162)          -       (162)
             Business impairment charges                                      -          -           -         43
             Insurance receipts for asbestos related liabilities              -         18         477         73
             Asbestos related liability payments                            (79)       (14)       (467)       (64)
             Depreciation                                                   147        170         437        510
             Undistributed earnings of equity affiliates                     (7)        (7)        (11)       (30)
             Deferred income taxes                                          145         96         279        131
             Pension contributions - U.S. plans                               -       (100)       (170)      (100)
             Other                                                           17        (60)         82       (311)
             Changes in assets and liabilities, net of the effects of
             acquisitions and divestitures:
                Accounts, notes and other receivables                         8        108         (72)        31
                Inventories                                                 112         78          17        120
                Other current assets                                        (39)        32         (21)         6
                Accounts payable                                            (57)        (9)        118        (17)
                Accrued liabilities                                          58        (63)         55        (82)
                                                                        -------    -------     -------    -------
     Net cash provided by operating activities                              670        499       1,696      1,626
                                                                        -------    -------     -------    -------

     Cash flows from investing activities:
         Expenditures for property, plant and equipment                    (131)      (145)       (407)      (444)
         Proceeds from disposals of property, plant and equipment            13          1          13         22
         Decrease in investments                                              -         91           -         91
         Cash paid for acquisitions                                          (2)       (13)       (124)       (32)
         Proceeds from sales of businesses                                   47         (3)        137        183
         Decrease in short-term investments                                   -          -           -          7
                                                                        -------    -------     -------    -------
     Net cash (used for) investing activities                               (73)       (69)       (381)      (173)
                                                                        -------    -------     -------    -------

     Cash flows from financing activities:
         Net (decrease) in commercial paper                                (188)      (240)       (201)        (3)
         Net increase (decrease) in short-term borrowings                     3         (9)         81        (71)
         Proceeds from issuance of common stock                               8          3          39         37
         Payments of long-term debt                                         (11)         -         (81)      (382)
         Cash dividends on common stock                                    (161)      (154)       (483)      (460)
                                                                        -------    -------     -------    -------
     Net cash (used for) financing activities                              (349)      (400)       (645)      (879)
                                                                        -------    -------     -------    -------
     Effect of foreign exchange rate changes on cash and cash
     equivalents                                                             (4)        (4)        179         35
                                                                        -------    -------     -------    -------

     Net increase in cash and cash equivalents                              244         26         849        609
     Cash and cash equivalents at beginning of period                     2,626      1,976       2,021      1,393
                                                                        -------    -------     -------    -------
     Cash and cash equivalents at end of period                         $ 2,870    $ 2,002     $ 2,870    $ 2,002
                                                                        =======    =======     =======    =======


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


9-results


                          Honeywell International Inc.

    Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
                                  (Unaudited)

                              (Dollars in millions)




                                                                        Three Months Ended     Nine Months Ended
                                                                           September 30,          September 30,
                                                                         2003       2002        2003       2002
                                                                        -------    -------     -------    -------
Cash provided by operating activities                                   $   670    $   499     $ 1,696    $ 1,626

Expenditures for property, plant and equipment                             (131)      (145)       (407)      (444)
                                                                        -------    -------     -------    -------
Free cash flow                                                          $   539    $   354     $ 1,289    $ 1,182
                                                                        =======    =======     =======    =======

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.